Exhibit 8.1

The Company’s consolidated subsidiaries as of December 31, 2010, are listed below:

Ship-owning Companies with vessels in operation at December 31, 2010		Country of Incorporation	Vessel

1.	Malvina Shipping Company Limited	Malta	Coronado
2.	Selma Shipping Company Limited	Malta	La Jolla
3.	Samsara Shipping Company Limited	Malta	Ocean Crystal
4.	Farat Shipping Company Limited	Malta	Toro
5.	Borsari Shipping Company Limited	Malta	Catalina
6.	Onil Shipping Company Limited	Malta	Padre
7.	Fabiana Navigation Company Limited	Malta	Alameda
8.	Karmen Shipping Company Limited	Malta	Sonoma
9.	Thelma Shipping Company Limited	Malta	Manasota
10.	Celine Shipping Company Limited	Malta	Mendocino
11.	Tempo Marine Co.	Marshall Islands	Maganari
12.	Star Record Owning Company Limited	Marshall Islands	Ligari
13.	Argo Owning Company Limited	Marshall Islands	Redondo
14.	Rea Owning Company Limited	Marshall Islands	Ecola
15.	Gaia Owning Company Limited	Marshall Islands	Samsara
16.	Kronos Owning Company Limited	Marshall Islands	Primera
17.	Trojan Maritime Co.	Marshall Islands	Brisbane
18.	Dione Owning Company Limited	Marshall Islands	Marbella
19.	Phoebe Owning Company Limited	Marshall Islands	Majorca
20.	Uranus Owning Company Limited	Marshall Islands	Levanto
21.	Selene Owning Company Limited	Marshall Islands	Bargara
22.	Tethys Owning Company Limited	Marshall Islands	Capitola
23.	Ioli Owning Company Limited	Marshall Islands	Paros I (ex ClipperGemini)
24.	Iason Owning Company Limited	Marshall Islands	Oregon
25.	Orpheus Owning Company Limited	Marshall Islands	Avoca
26.	Team up Owning Company Limited	Marshall Islands	Saldanha
27.	Iokasti Owning Company Limited	Marshall Islands	Galveston
28.	Boone Star Owners Inc.	Marshall Islands	Samatan
29.	Norwalk Star Owners Inc.	Marshall Islands	Capri
30.	Ionian Traders Inc.	Marshall Islands	Positano
31.	NT LLC Investors Ltd.	Marshall Islands	Conquistador
32.	Dalian Star Owners Inc.	Marshall Islands	Mystic
33.	Aegean Traders Inc.	Marshall Islands	Sorrento
34.	Cretan Traders Inc.	Marshall Islands	Flecha
35.	Monteagle Shipping S.A.	Marshall Islands	Oliva
36.	Roscoe Marine Ltd.	Marshall Islands	Rapallo
37.	Ialysos Owning Company Limited	Marshall Islands	Amalfi

Ship-buying Companies of vessels under construction		Country of Incorporation	Vessel

38.	Pergamos Owning Company Limited	Marshall Islands	Hull 1637A
39.	Amathus Owning Company Limited	Marshall Islands	Hull 1638A
40.	Olympian Zeus Owners Inc.	Marshall Islands	Hull 1833
41.	Olympian Apollo Owners Inc.	Marshall Islands	Hull 1887
42.	Olympian Poseidon Owners Inc.	Marshall Islands	Hull 1873
43.	Olympian Demeter Owners Inc.	Marshall Islands	Hull 1874
44.	Olympian Hera Owners Inc.	Marshall Islands	Hull 1834
45.	Olympian Athena Owners Inc.	Marshall Islands	Hull 1885

46.	Olympian Dionysus Owners Inc.	Marshall Islands	Hull 1886
47.	Olympian Artemis Owners Inc.	Marshall Islands	Hull 1888
48.	Olympian Ares Owners Inc.	Marshall Islands	Hull 1889
49.	Olympian Aphrodite Owners Inc.	Marshall Islands	Hull 1890
50.	Olympian Hephaestus Owners Inc.	Marshall Islands	Hull 1848
51.	Olympian Hermes Owners Inc.	Marshall Islands	Hull 1949

Ship-owning Companies with vessels sold or canceled		Country of Incorporation	Vessel

52.	Iktinos Owning Company Limited	Marshall Islands	Hull SS058 (Cancelled – Oct. 2009)
53.	Kallikrates Owning Company Limited	Marshall Islands	Hull SS059 (Cancelled – Oct. 2009)
54.	Faedon Shareholders Limited	Marshall Islands	Hull 2089 (Sold – May 2009)
55.	Lansat Shipping Company Limited	Malta	Paragon (Sold – March 09)
56.	Thassos Traders Inc	Marshall Islands	Sidari (Cancelled – Dec 08)
57.	Milos Traders Inc.	Marshall Islands	Petani (Cancelled – Dec 08)
58.	Sifnos Traders Inc.	Marshall Islands	Hull 1568A (Cancelled – Dec 08)
59.	Tinos Traders Inc.	Marshall Islands	Hull 1569A (Cancelled – Dec 08)
60.	Annapolis Shipping Company	Malta	Lacerta (Sold – Dec 08)
61.	Tolan Shipping Company Limited	Malta	Tonga (Sold – Nov 2008)
62.	Felicia Navigation Company Limited	Malta	Solana (Sold – August 2008)
63.	Zatac Shipping Company Limited	Malta	Waikiki (Sold – July 2008)
64.	Atlas Owning Company Limited	Marshall Islands	Menorca (Sold – June 2008)
65.	Maternal Owning Company Limited	Marshall Islands	Lanzarote (Sold – June 2008)
66.	Royerton Shipping Company Limited	Malta	Netadola (Sold – April 2008)
67.	Lancat Shipping Company Limited	Malta	Matira (Sold – February 2008)
68.	Paternal Owning Company Limited	Marshall Islands	Formentera (Sold – December 2007)
69.	Fago Shipping Company Limited	Malta	Lanikai (Sold – July 2007)
70.	Hydrogen Shipping Company Limited	Malta	Mostoles (Sold – July 2007)
71.	Madras Shipping Company Limited	Malta	Alona (Sold – June 2007)
72.	Seaventure Shipping Limited	Marshall Islands	Hille Oldendorff (Sold June 2007)
73.	Classical Owning Company Limited	Marshall Islands	Delray (Sold – May 2007)
74.	Oxygen Shipping Company Limited	Malta	Shibumi (Sold – April 2007)
75.	Human Owning Company Limited	Marshall Islands	Estepona (Sold – April 2007)
76.	Helium Shipping Company Limited	Malta	Striggla (Sold – January 2007)
77.	Blueberry Shipping Company Limited	Malta	Panormos (Sold – January 2007)
78.	Platan Shipping Company Limited	Malta	Daytona (Sold – January 2007)
79.	Silicon Shipping Company Limited	Malta	Flecha (Sold – December 2006)

80.	Callicles Challenge Inc.	Marshall Islands	Hull 1154 (Cancelled – April 2009)
81.	Antiphon Challenge Inc.	Marshall Islands	Hull 1155 (Cancelled – April 2009)
82.	Cratylus Challenge Inc.	Marshall Islands	Hull 1129 (Cancelled – April 2009)
83.	Protagoras Challenge Inc.	Marshall Islands	Hull 1119 (Cancelled – April 2009)
84.	Lycophron Challenge Inc.	Marshall Islands	Hull 1106 (Cancelled – April 2009)
85.	Thrasymachus Challenge Inc.	Marshall Islands	Morgiana (Cancelled – April 2009)
86.	Hippias Challenge Inc.	Marshall Islands	Fernandina (Cancelled – April 2009)
87.	Prodicus Challenge Inc.	Marshall Islands	Pompano (Cancelled – April 2009)
88.	Gorgias Challenge Inc.	Marshall Islands	Ventura (Cancelled – April 2009)
89.	Kerkyra Traders Inc.	Marshall Islands	MapleValley (Cancelled – Jan. 2009)
90.	Arleta Navigation Company Limited	Malta	Xanadu (Sold – Sept. 2010)
91.	Iguana Shipping Company Limited	Malta	Iguana (Sold – Jan. 2010)
92.	Lotis Traders Inc.	Marshall Islands	Delray (Sold – Feb. 2010)
93.	Mandarin Shareholdings Limited	Marshall Islands	Geden Hull 003 (Cancelled – Jan. 2009)
94.	Mensa Shareholdings Limited	Marshall Islands	Geden Hull 002 (Cancelled – Jan. 2009)
95.	Belulu Shareholders Limited	Marshall Islands	Hull No. 1128 (Cancelled – Jan. 2009)

Ocean Rig subsidiaries		Country of Incorporation	Activity/Vessels

96.	Ocean Rig UDW Inc (formerly Primelead Shareholders Inc)	Marshall Islands	Holding Company
97.	Ocean Rig AS	Norway	Management Company
98.	Ocean Rig UK Ltd	UK	Management/Employment Company
99.	Ocean Rig Ltd	UK	Holding Limited
100.	Ocean Rig Ghana Ltd	Ghana	Operating Company
101.	Ocean Rig Canada Inc.	Canada	Employment Company
102.	Ocean Rig North Sea AS	Norway	Employment Company
103.	Ocean Rig 1 Shareholders Inc.	Marshall Islands	Holding Company
104.	Ocean Rig 2 Shareholders Inc.	Marshall Islands	Holding Company
105.	Drill Rigs Holdings Inc.	Marshall Islands	Holding Company
106.	Drillships Investment Inc.	Marshall Islands	Holding Company
107.	Drillships Holdings Inc.	Marshall Islands	Holding Company
108.	Kithira Shareholders Inc.	Marshall Islands	Holding Company
109.	Skopelos Shareholders Inc.	Marshall Islands	Holding Company
110.	Drillship Hydra Shareholders Inc.	Marshall Islands	Holding Company
111.	Drillship Paros Shareholders Inc.	Marshall Islands	Holding Company
112.	Ocean Rig Operations Inc.	Marshall Islands	Holding Company
113.	Primelead Limited	Cyprus	Holding Company
114.	Ocean Rig Black Sea Operations BV	The Netherlands	Operating Company
115.	Ocean Rig Drilling Services Cooperatief U.A	The Netherlands	Holding Company

116.	Ocean Rig Black Sea Cooperatief U.A	The Netherlands	Holding Company
117.	Ocean Rig Deep Water Drilling Ltd.	Nigeria
118.	Ocean Rig Drilling Operations B.V.	The Netherlands	Operating Company
119.	Ocean Rig UDW LLC	Delaware	Marketing Company
120.	Ocean Rig UK Ltd. Turkey Branch	Turkey	Branch Office
121.	Ocean Rig 1 Inc.	Marshall Islands	Leiv Eiriksson
122.	Ocean Rig 2 Inc.	Marshall Islands	Eirik Raude
123.	Drillship Hydra Owners Inc	Marshall Islands	Corcovado
124.	Drillship Paros Owners Inc.	Marshall Islands	Olympia
125.	Drillship Kithira Owners Inc.	Marshall Islands	Poseidon
126.	Drillship Skopelos Owners Inc.	Marshall Islands	Mykonos

Other companies		Country of Incorporation	Activity

127.	Wealth Management Inc.	Marshall Islands	Cash Manager
128.	Pounta Traders Inc.	Marshall Islands	Investment Company
129.	Sunlight Shipholding One Inc	Marshall Islands	Cash Manager

Companies under liquidation		Country of Incorporation

130.	Ocean Rig 1 AS	Norway
131.	Ocean Rig 2 AS	Norway
132.	Ocean Rig USA AS	Norway